Moores Rowland Audit s.r.o.
Oiskupsky Dvur 2095/8
11000 Praguel
Czech Republic

Telephone: +420 221 722 445

Facsimile: +420 221 722 446

E-mail: postmaster@mri-ljCz

WWW: http://wwwmri-ljCZ

August 24, 2005

Board of Directors
Astris Energi Inc.
2175-6 Dunwin Drive
Mississauga, Ontario, Canada

Dear Sirs,

We hereby consent to the incorporaton in this Registration Statement on Form F-3 of our report dated August 12, 2005, appearing in Astris Energi Inc.‘s Annual Report on Form 20-F for the year ended December 31, 2004.

Yours very truly,

On behalf of Moores Rowland Audit s.r.o.

/S/ Martin Levey	/S/ Lenka Bukova
Martin Levey	Lenka Bukova

A member of Moores Rowland International an association of Independant accounting forms throughout the world.